EXHIBIT 99.1

ANSYS, Inc. Reports Final Results for 2012: Record Revenue and Earnings for the Fourth Quarter and Fiscal Year 2012

Management Provides Initial Q1 2013 Outlook and Updates FY 2013 Outlook to Reflect Impact of Changes in Currency Rates

Highlights

  Fourth quarter GAAP revenue of $220.7 million and non-GAAP revenue of $224.5 million
  Fiscal year 2012 GAAP revenue of $798.0 million and non-GAAP revenue of $807.7 million
  Fourth quarter GAAP diluted EPS of $0.59 and non-GAAP diluted EPS of $0.79
  Fiscal year 2012 GAAP diluted EPS of $2.14 and non-GAAP diluted EPS of $2.91
  Operating cash flows of $69.6 million for the fourth quarter and $298.4 million for fiscal year 2012
  Fourth quarter and fiscal year 2012 GAAP operating profit margins of 37.0% and 36.9%, respectively, and non-GAAP operating profit margins of 49.3% and 50.1%, respectively
  Repurchase of 500,000 shares in the fourth quarter and 1.5 million shares in FY 2012

PITTSBURGH, Feb. 28, 2013 (GLOBE NEWSWIRE) -- ANSYS, Inc. (Nasdaq:ANSS) today reported fourth quarter and fiscal year 2012 results with total non-GAAP revenue up 11% as compared to Q4 2011, while non-GAAP net income increased 16%. 2012 non-GAAP revenue and net income increased 15% and 16%, respectively, as compared to 2011. Non-GAAP diluted earnings per share increased 16% for the quarter and 15% for 2012.

Commenting on the Company's fourth quarter and fiscal year 2012 performance, Jim Cashman, ANSYS president & CEO, stated, "We are excited to announce another record fourth quarter and year for ANSYS. Our results in 2012 fulfill our commitment to continue our long history of solid financial performance, in good times and bad. We achieved four consecutive record-breaking quarters for both non-GAAP revenue and EPS, coupled with a strong balance sheet and operating cash flows. Among the many notable highlights and contributors to our success in 2012 were: a successful year of combined operations and further integration with the ANSYS Apache team; the acquisition of Esterel, extending ANSYS' vision of Simulation Driven Product Development™ to encompass both hardware and software systems; the recent release of ANSYS® 14.5, with many new multiphysics capabilities that bolster product performance and integrity for ANSYS customers; and the continued expansion of our customer engagements with major accounts and across geographic regions and industries. We've seen in 2012 that we can achieve success through focus and discipline, despite the uncertainties of global economies and increasing regulation. We believe ANSYS enters 2013 with a solid foundation to continue to grow our business and to take advantage of the many opportunities that lie ahead – further solidifying our reputation as the global leader in engineering simulation software and outpacing our peer group."

ANSYS' fourth quarter and 2012 financial results are presented below. The 2012 and 2011 non-GAAP results exclude the income statement effects of acquisition accounting adjustments to deferred revenue, as well as the impact of stock-based compensation, acquisition-related amortization of intangible assets, and transaction costs related to the Esterel acquisition in 2012 and the Apache acquisition in 2011.

GAAP and non-GAAP results reflect:

  Total GAAP revenue of $220.7 million in the fourth quarter of 2012 as compared to $198.2 million in the fourth quarter of 2011; total GAAP revenue of $798.0 million in 2012 as compared to $691.4 million in 2011; total non-GAAP revenue of $224.5 million in the fourth quarter of 2012 as compared to $202.9 million in the fourth quarter of 2011; total non-GAAP revenue of $807.7 million in 2012 as compared to $701.1 million in 2011;

  A GAAP operating profit margin of 37.0% in the fourth quarter of 2012 as compared to 36.9% in the fourth quarter of 2011; a GAAP operating profit margin of 36.9% in 2012 as compared to 38.4% in 2011; a non-GAAP operating profit margin of 49.3% in the fourth quarter of 2012 as compared to 49.1% in the fourth quarter of 2011; a non-GAAP operating profit margin of 50.1% in 2012 as compared to 50.2% in 2011;

  GAAP net income of $56.1 million in the fourth quarter of 2012 as compared to $47.5 million in the fourth quarter of 2011; GAAP net income of $203.5 million in 2012 as compared to $180.7 million in 2011; non-GAAP net income of $75.3 million in the fourth quarter of 2012 as compared to $64.8 million in the fourth quarter of 2011; non-GAAP net income of $276.8 million in 2012 as compared to $239.0 million in 2011;

  GAAP diluted earnings per share of $0.59 in the fourth quarter of 2012 as compared to $0.50 in the fourth quarter of 2011; GAAP diluted earnings per share of $2.14 in 2012 as compared to $1.91 in 2011; non-GAAP diluted earnings per share of $0.79 in the fourth quarter of 2012 as compared to $0.68 in the fourth quarter of 2011; non-GAAP diluted earnings per share of $2.91 in 2012 as compared to $2.53 in 2011; and

  Operating cash flows of $69.6 million in the fourth quarter of 2012 as compared to $77.6 million in the fourth quarter of 2011; operating cash flows of $298.4 million for fiscal year 2012 as compared to operating cash flows of $307.7 million for fiscal year 2011.

The Company's GAAP results reflect stock-based compensation charges of approximately $8.5 million ($6.3 million after tax) or $0.07 diluted earnings per share for the fourth quarter of 2012 and approximately $32.4 million ($23.9 million after tax) or $0.25 diluted earnings per share for fiscal year 2012.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2013 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures for the three and twelve months ended December 31, 2012 and 2011, and for the 2013 financial outlook, are included in the condensed financial information included in this release.

Management's 2013 Financial Outlook

The Company's first quarter and FY 2013 revenue and earnings per share guidance is provided below. The Company last provided its guidance on November 1, 2012. The previously provided FY 2013 guidance has been updated to factor in recent changes in currency rates. The earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP diluted earnings per share excludes charges for stock-based compensation, the income statement effects of acquisition accounting for deferred revenue, acquisition-related amortization of intangible assets and acquisition-related expenses.

First Quarter 2013 Guidance

The Company currently expects the following for the quarter ending March 31, 2013:

  GAAP revenue in the range of $198.2 - $204.2 million
  Non-GAAP revenue in the range of $200.0 - $206.0 million
  GAAP diluted earnings per share of $0.48 - $0.53
  Non-GAAP diluted earnings per share of $0.67 - $0.70

Fiscal Year 2013 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2013:

  GAAP revenue in the range of $875.4 - $900.4 million
  Non-GAAP revenue in the range of $880.0 - $905.0 million
  GAAP diluted earnings per share of $2.25 - $2.41
  Non-GAAP diluted earnings per share of $3.00 - $3.12

These statements are forward-looking and actual results may differ materially. Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on February 28, 2013 to discuss fourth quarter and fiscal year 2012 results. To participate in the live conference call, dial 877-270-2148 (U.S.) or 412-902-6510 (Canada & INT'L). The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for ten days by dialing 877-344-7529 (U.S.) or 412-317-0088 (Canada and Int'l) and entering the pass code 10024047. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31, 2012	December 31, 2011
ASSETS:

Cash & short-term investments	$ 577,155	$ 472,404
Accounts receivable, net	96,598	84,602
Goodwill	1,251,247	1,225,375
Other intangibles, net	351,173	383,420
Other assets	331,244	282,669

Total assets	$ 2,607,417	$ 2,448,470

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$ 305,793	$ 259,155
Long-term debt (including current portion)	53,149	127,572
Other liabilities	308,184	307,270
Stockholders' equity	1,940,291	1,754,473

Total liabilities & stockholders' equity	$ 2,607,417	$ 2,448,470

ANSYS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenue:
Software licenses	$ 141,937	$ 128,101	$501,870	$ 425,881
Maintenance and service	78,811	70,108	296,148	265,568

Total revenue	220,748	198,209	798,018	691,449

Cost of sales:
Software licenses	6,754	5,740	24,512	15,884
Amortization	10,306	9,735	40,889	33,728
Maintenance and service	19,621	17,867	74,115	69,402
Total cost of sales	36,681	33,342	139,516	119,014

Gross profit	184,067	164,867	658,502	572,435

Operating expenses:
Selling, general and administrative	61,754	56,571	205,178	180,357
Research and development	34,206	29,751	132,628	108,530
Amortization	6,468	5,402	26,443	17,989
Total operating expenses	102,428	91,724	364,249	306,876

Operating income	81,639	73,143	294,253	265,559

Interest expense	(488)	(1,002)	(2,661)	(3,332)
Interest income	798	804	3,360	3,000
Other (expense) income, net	(395)	175	(1,405)	(369)

Income before income tax provision	81,554	73,120	293,547	264,858

Income tax provision	25,491	25,663	90,064	84,183

Net income	$ 56,063	$ 47,457	$ 203,483	$ 180,675

Earnings per share – basic:
Basic earnings per share	$ 0.61	$ 0.51	$ 2.20	$ 1.96
Weighted average shares – basic	92,597	92,496	92,622	92,120

Earnings per share – diluted:
Diluted earnings per share	$ 0.59	$ 0.50	$ 2.14	$ 1.91
Weighted average shares – diluted	94,945	94,720	94,954	94,381

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Three Months Ended
	December 31, 2012			December 31, 2011
	As Reported	Non-GAAP Adjustments	Results	As Reported	Non-GAAP Adjustments	Results
Total revenue	$220,748	$ 3,720(1)	$224,468	$198,209	$ 4,696(4)	$202,905

Operating income	81,639	29,026(2)	110,665	73,143	$ 26,478(5)	99,621

Operating profit margin	37.0%		49.3%	36.9%		49.1%

Net income	$56,063	$19,264(3)	$75,327	$47,457	$ 17,384(6)	$64,841

Earnings per share - diluted:
Diluted earnings per share	$0.59		$0.79	$0.50		$0.68
Weighted average shares - diluted	94,945		94,945	94,720		94,720

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2) Amount represents $16.8 million of amortization expense associated with intangible assets acquired in business combinations, $8.5 million of stock-based compensation expense and the $3.7 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $9.8 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5) Amount represents $15.1 million of amortization expense associated with intangible assets acquired in business combinations, $6.5 million of stock-based compensation expense, the $4.7 million adjustment to revenue as reflected in (4) above and $0.1 million of transaction expenses related to the Apache acquisition.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $9.1 million.

Note: The 2011 GAAP and non-GAAP net income and earnings per share data reflected above include approximately $4.8 million, or $0.05 per share, related to income tax expense associated with reductions to the Japanese corporate tax rate, beginning with the 2013 tax year. This legislation, enacted on November 30, 2011, resulted in an additional $4.8 million in deferred tax expense due to the reduction in the value of the net deferred tax assets of the Company's Japanese subsidiaries.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Twelve Months Ended
	December 31, 2012			December 31, 2011
	As Reported	Non-GAAP Adjustments	Results	As Reported	Non-GAAP Adjustments	Results
Total revenue	$798,018	$ 9,636(1)	$807,654	$691,449	$ 9,621 (4)	$701,070

Operating income	294,253	110,290(2)	404,543	265,559	86,550(5)	352,109

Operating profit margin	36.9%		50.1%	38.4%		50.2%

Net income	$203,483	$73,304(3)	$276,787	$180,675	$58,301(6)	$238,976

Earnings per share - diluted:
Diluted earnings per share	$2.14		$2.91	$1.91		$2.53
Weighted average shares - diluted	94,954		94,954	94,381		94,381

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2) Amount represents $67.3 million of amortization expense associated with intangible assets acquired in business combinations, $32.4 million of stock-based compensation expense, the $9.6 million adjustment to revenue as reflected in (1) above and $0.9 million of transaction expenses related to the Esterel acquisition.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $37.0 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5) Amount represents $51.7 million of amortization expense associated with intangible assets acquired in business combinations, $23.1 million of stock-based compensation expense, the $9.6 million adjustment to revenue as reflected in (4) above and $2.1 million of transaction expenses related to the Apache acquisition.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $28.2 million.

Note: The 2011 GAAP and non-GAAP net income and earnings per share data reflected above include approximately $4.8 million, or $0.05 per share, related to income tax expense associated with reductions to the Japanese corporate tax rate, beginning with the 2013 tax year. This legislation, enacted on November 30, 2011, resulted in an additional $4.8 million in deferred tax expense due to the reduction in the value of the net deferred tax assets of the Company's Japanese subsidiaries.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending March 31, 2013

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$0.48 -- $0.53
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.01
Adjustment to exclude acquisition–related amortization	$0.10 -- $0.11
Adjustment to exclude stock–based compensation	$0.06 -- $0.07

Non-GAAP expectation	$0.67 -- $0.70

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2013
Earnings Per Share Range – Diluted

U.S. GAAP expectation	$2.25 -- $2.41
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.03
Adjustment to exclude acquisition–related amortization	$0.39 -- $0.41
Adjustment to exclude stock–based compensation	$0.29 -- $0.31

Non-GAAP expectation	$3.00 -- $3.12

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company's strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction costs for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS brings clarity and insight to customers' most complex design challenges through fast, accurate and reliable engineering simulation. Our technology enables organizations ― no matter their industry ― to predict with confidence that their products will thrive in the real world. Customers trust our software to help ensure product integrity and drive business success through innovation. Founded in 1970, ANSYS employs over 2,400 professionals, many of them experts in engineering fields such as finite element analysis, computational fluid dynamics, electronics and electromagnetics, and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 70 strategic sales locations throughout the world with a network of channel partners in 40+ countries. Visit www.ansys.com for more information.

The ANSYS, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4883

Forward-Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the first quarter of 2013 and fiscal year 2013 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortizationand stock-based compensation expense); statements about management's views concerning the Company's prospects and outlook for 2013, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company's first quarter and beyond visibility, statements regarding our commitment to continue our long history of solid financial performance in good times and in bad, statements regarding extending ANSYS' vision of Simulation Driven Product Development to encompass both hardware and software systems, statements regarding the continued expansion of our customer engagements with major accounts and across geographic regions and industries, statements regarding achieving success through focus and discipline, statements regarding the uncertainties of global economies and increasing regulation, statements regarding believing ANSYS enters 2013 with a solid foundation to continue to grow our business and to take advantage of the many opportunities that lie ahead, and statements regarding further solidifying our reputation as the global leader in engineering simulation software and outpacing our peer group, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global economy and financial markets will significantly affect ANSYS' customers' ability to make new purchases from the Company or to pay for prior purchases, the risk that adverse conditions in the global economy may lengthen customer sales cycles, the risk of declines in the economy of one or more of ANSYS' primary geographic regions, the risk that ANSYS' operating results will be adversely affected by changes in currency exchange rates, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products, including ANSYS 14.5, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products, the risk that enhancements to the Company's products may not produce anticipated sales, the risk that the Company may not be able to recruit and retain key executives and technical personnel, the risk that third parties may misappropriate the Company's proprietary technology or develop similar technology independently, the risk of unauthorized access to and distribution of the Company's source code, the risk of difficulties in the relationship with ANSYS' independent regional channel partners, the risk that the expected income tax impacts of the merger of the Company's Japan subsidiaries will not be realized in one or more future periods, the risk that ANSYS may not achieve the perceived benefits of the Esterel acquisition or that the integration of Esterel may not be successful, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2012 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

ANSS-F

CONTACT: Investors:
         Annette Arribas, CTP
         724.514.1782
         annette.arribas@ansys.com

         Media:
         Jackie Mavin
         724.514.3053
         jackie.mavinr@ansys.com